UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25007	30-0280392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane
Chandler, AZ 85224
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 961-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

ProLink Holdings Corp. (the “Company”) is filing this Amendment on Form 8-K/A (the “Amendment”) to the Company’s Form 8-K filed on May 22, 2008 (the “Form 8-K”). This Amendment amends and restates in its entirety the previously filed Form 8-K, and Exhibit 10.1 hereto amends and restates in its entirety the Assignment of Lease, filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q as filed with the Commission on August 14, 2008.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective May 16, 2008, ProLink Solutions, LLC, d/b/a ProLink Capital, a Delaware limited liability company (“ProLink”) and wholly-owned subsidiary of ProLink Holdings Corp., entered into an agreement with FOC Financial Limited Partnership (“FOC”) (the “FOC Agreement”) whereby FOC purchased the rights to collect fees and other payments under a certain agreement, dated April 3, 2008, by and between ProLink and Pacific Air Forces for $1,761,000 (the “Purchase Price”) (the “PACAF Agreement”). Under the PACAF Agreement, ProLink agreed to install, service, support and maintain ProLink’s Global Positioning System (“GPS”). Pursuant to the FOC Agreement and in consideration of the Purchase Price, ProLink agreed to remarket to certain available purchasers any units of GPS that may be returned on behalf of FOC and, in the event of a change of control of ProLink purchase FOC’s remaining interest in the Agreement upon FOC's election. Steven D. Fisher, Chairman of the Company’s Board of Directors is the General Partner of FOC. Mr. Fisher’s interest in the FOC Agreement is equal to 50% of the Purchase Price.

On September 25, 2008, the parties amended and restated the FOC Agreement, executing the Amended and Restated Assignment of Lease (the “Amended and Restated FOC Agreement”). The Amended and Restated FOC Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

Exhibit	Description
10.1	Amended and Restated Assignment of Lease, dated September 25, 2008, by and between ProLink Solutions, LLC and FOC Financial Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.

Dated: October 1, 2008	/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer